LakeWater Capital LLC

Code of Ethics and Personal Trading Policy

November 2013

1. Introduction

Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act") requires all investment advisers registered with the Securities and Exchange Commission ("SEC") to adopt Codes of Ethics that set forth standards of conduct and require compliance with federal securities laws. This Code of Ethics ("Code") is intended to reflect fiduciary principles that govern the conduct of LakeWater Capital LLC ("LakeWater") and its supervised persons in those situations where LakeWater acts as an investment adviser as defined under the Advisers Act in providing investment advice to clients ("advisory clients"). It consists of an outline of policies regarding several key areas: standards of conduct and compliance with laws, rules and regulation, protection of material non-public information, potential conflicts of interest and personal securities trading. It also consists of specific information and guidance that is provided in company-wide policies and procedures, including the Compliance Policies and Procedures Manual and the RIA Compliance Program.

Given LakeWater's role as sub-adviser to a mutual fund, this Code has also been designed to comply with the requirements of Rule 17j-1 of the Investment Company Act of 1940 ("1940 Act") which requires that each investment adviser of a Fund adopt a written Code of Ethics.

Note: All references to the CCO throughout this document may also mean his "designee".

2. Standards of Conduct

In general, those subject to this Code owe a fiduciary duty to Clients, which includes ensuring that one's personal affairs, including personal securities transactions, are conducted in a manner which avoids: (i) serving one's own personal interests ahead of Clients, (ii) taking inappropriate advantage of one's position with LakeWater; and (iii) any actual or potential conflicts of interest or any abuse of one's position of trust and responsibility.

With regard to LakeWater's service as Investment Adviser to a mutual fund, Rule 17j-1 imposes additional duties. Under Rule 17j-1, it is unlawful for any affiliated person of an investment adviser for a Fund, in connection with the purchase or sale, directly or indirectly by such person of a security "held or to be acquired" by the fund:

•To employ any device, scheme or artifice to defraud the Fund;

•To make any untrue statement of a material fact to the Trust or omit a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

•To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

•To engage in any manipulative practice with respect to the Fund.

3. The Code Covers These Employees

The Code covers all "supervised persons." In addition, a subset of these supervised persons, known as "access persons" must comply with specific reporting requirements.

Supervised persons include:

1. Directors, officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions)

2. Employees of the adviser

3. Any other person who provides advice on behalf of the adviser and is subject to the adviser's supervision and control

Access persons include any supervised person who:

•Has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage

•Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic

Note: Due to the current size and structure of the Firm, all employees are deemed access persons.

Family members. For purposes of personal securities reporting requirements, terms such as "employee," "account," "supervised person," and "access person" are defined to also include the person's immediate family (including any relative by blood or marriage) living in the employee's household, and any account in which he or she has a direct or indirect beneficial interest (such as a trust). Personal securities reporting requirements do not include other individuals living in the employee's household but partners and employees should be cognizant of the confidentiality of the business of the adviser. Information should not be shared with others in their circle of home, friends or family.

4. Definitions

For Purposes of this Code of Ethics:

"Access Person" shall mean a supervised person who has access to nonpublic information regarding clients' purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. Access person shall also mean any Advisory Person of a Fund or of a Fund's investment adviser.

"Advisory Person" of a Fund or of a Fund's investment adviser shall mean:

•Any director, officer, general partner or employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

•Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

"Investment Personnel" of a Fund or a Fund's investment adviser shall mean:

•Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

•Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

"Family Members": Refer to Section 3 above.

"Beneficial Owner" shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. You have a "Beneficial Ownership" of a Reportable Security when you or a member of your "immediate family" living in the same household, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

•Investment power or discretion in respect to a Reportable Security (the power or discretion to direct the purchase or sale of a Reportable Security); or

•The opportunity, directly or indirectly, to profit or share in the gains, losses, dividends or interest obtained from a Reportable Security transaction.

"Immediate family" means son, daughter (including a legally adopted child) or any descendants of either, stepson or stepdaughter, son-in-law, daughter-in-law, father or mother or any ancestor of either, stepfather or stepmother, mother-in-law or father-in-law, siblings or siblings-in-law, and spouse or "domestic partner."

"Domestic partner" means a person, 18 years of age or older:

•To whom you are neither married nor related;

•With whom you live in the same residence and intend to do so indefinitely; and

•With whom you have an exclusive committed relationship

"Reportable Fund" as defined by the Investment Advisers Act shall have the same meaning as it does in Rule 204A-1 and generally means (1) any fund for which the Company serves as an investment adviser (including sub-adviser), including closed-end funds and open-end funds and any fund whose investment adviser or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company.

Note: Refer to Exhibit A for a list of Reportable Funds.

"Reportable Security" means any:

•Stock

•Shares of any mutual fund advised or sub-advised by LakeWater Capital LLC

•Shares of any closed-end fund (a limited structured fund that raises a fixed amount of capital through an initial public offering traded on a stock exchange) or exchange traded fund ("ETF")

•Shares of any "Limited Offering"

•Interests in limited partnerships and limited liability companies

•Note

•Treasury stock

•Security future

•Bond, debenture or evidence of indebtedness

•Municipal bond or interest in a Section 529 plan

•Certificate of interest or participation in any profit-sharing agreement

•Collateral-trust certificate, voting-trust certificate, pre-organization certificate or subscription

•Transferable share

•Investment contract (which may include an interest in a limited partnership or a limited liability company)

•Certificate of deposit for a security versus a certificate of deposit offered by a bank

•Fractional undivided interest in oil, gas, or other mineral rights

•Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), including those entered into on a national securities exchange relating to foreign currencies

•Certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies (such as some variable annuities or other variable life insurance products) where none of the open-end investment companies are advised or sub-advised by LakeWater Capital LLC.

Reportable Security does NOT include:

•Direct obligations of the U.S. Government, such as U.S. bonds or treasuries;

•Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short- term debt instruments (including repurchase agreements); and

•Shares of registered open-end investment companies or series where LakeWater does not act as an investment adviser or sub-adviser.

Special Note: "Open-end investment companies" are commonly referred to as "mutual funds" and can be distinguished from closed-end funds and exchange-traded funds based on the fact that open-end investment companies, unlike closed-end funds and exchange-traded funds, stand ready to redeem their shares and typically do not trade on a stock exchange.

"Reportable Account" is an account at a broker, dealer, bank or other financial institution in which transactions in Reportable Securities may be executed. These accounts include Section 529 plans and retirement plan accounts, such as 401(k) and 403(b) plans, if the account can execute transactions in a Reportable Security.

Special Note: A Reportable Account does not include an account held directly with an open-end investment company that is not advised or sub-advised by LakeWater Capital LLC .

"Advisory Person" of a Fund or of a Fund's investment adviser means:

1. Any director, officer, general partner or employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

2. Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

"Client" refers to any person or entity for which LakeWater manages investments or otherwise acts as investment adviser.

"Control" has the same meaning as in section 2(a)(9) of the Act.

"Directly or Indirectly" refers to any transaction involving:

•Any other securities of the same issuer; and

•Any derivative security or other instrument relating to the same security or any other security of the same issuer, including any option to purchase or sell the security, any security convertible into or exchangeable into the security, and any related futures contract.

"Discretionary Account" means a Reportable Account over which:

•You or a Family Member has no direct or indirect influence or control and

•A person or entity not subject to the Code has sole investment power.

"Fund" means an investment company registered under the Investment Company Act.

"Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

"Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

"Purchase or sale of a Reportable Security" includes, among other things, the writing of an option to purchase or sell a Reportable Security.

5. Conflicts of Interest

Conflicts among Client Interests. Conflicts of interest may arise where the Firm or its supervised persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts; accounts compensated by performance fees over accounts compensated differently; accounts in which employees have made material personal investments; accounts of close friends or relatives of supervised persons). Favoritism of one group of clients over another is prohibited under the Code.

Competing with Client Trades. The Code prohibits access persons from using knowledge about pending or currently considered securities transactions for clients to profit personally (directly or indirectly) as a result of such transactions, including by purchasing or selling such securities for their own, their family's or their friends' accounts or by relaying such information to others for their use.

Disclosure of Personal Interest. Portfolio Managers and Traders are prohibited from recommending, implementing or considering any securities transaction for a client without first disclosing any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to an appropriate designated person. This designated person for LakeWater shall be the Chief Compliance Officer. If such designated person deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.

Note: All employees are required to complete a Conflicts of Interest Questionnaire (Exhibit H) initially upon commencement of employment and on an annual basis thereafter.

6. Confidentiality

All information concerning the identity of security holdings and financial circumstances of all clients (both current and former) or prospective clients is confidential. This also applies to all Limited Partners in the Partnership.

All information about clients (and Limited Partners) must be kept in strict confidence, including the client's identity (unless the client consents), the client's financial situation, the client's security holdings, and advice furnished to the client by the Firm.

7. Protection of Material Nonpublic Information (i.e., Insider Trading)

As more fully discussed within our Privacy Policy, employees are expected to exercise diligence and care in maintaining and protecting our clients' nonpublic, confidential information.

Employees are also expected not to divulge information regarding LakeWater's securities recommendations or client securities holdings to any individual outside of the Firm, except

1. As necessary to complete transactions or account changes (for example, communications with brokers and custodians);

2. As necessary to maintain or service a client or his/her account;

3. As permitted by law.

Refer to Exhibit G for the Firm's Insider Trading Policy.

8. Personal Conduct

As noted above, employees are expected to conduct themselves with the utmost integrity and to avoid any actual or perceived conflict with our clients. In this spirit, the following are required of our employees:

Gifts and Entertainment

The giving or receiving of gifts or business entertainment could give rise to a potential or actual conflict of interest, such that the gift or entertainment is provided as a kickback or quid pro quo. Gifts of nominal value or those that are customary in the industry such as meals, entertainment, etc. are considered to be appropriate.

For the purposes of this section:

•"LakeWater Partner" is a Client, prospective Client or any person or entity that does, or seeks to do business with, or on behalf of, LakeWater.

•"Gift" is any item, service or accommodation of value. Promotional items of nominal value that are widely distributed and display a gift giver's logo, such as golf balls, shirts, towels, pens, etc. do not fall within the definition of "gift."

•"Business entertainment" is generally in the form of a social event, hospitality event, meal, leisure activity or event of like nature or purpose in which a LakeWater employee is in attendance as the host and a LakeWater Business Partner is in attendance as the guest - or vice versa.

Employees may not accept gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to any person or firm. For purposes of establishing a guideline, the Firm has elected to use $250 per item/situation as a materiality threshold for anything other than customary meals and entertainment.

State and local ethics laws, regulations or rules may limit or prohibit the giving of gifts, entertainment or other payments to various state or local governmental entities, agencies and employees. Additionally, the US Department of Labor limits gifts, entertainment or payments to ERISA plans, or certain officials associated with such plans. Employees should consult with the CCO or his designee before giving gifts, entertainment or other payments to these persons or entities.

All employees are required to report gifts and entertainment received and given in accordance with the procedures outlined in the Compliance Manual and should consult with the CCO as appropriate.

Service as Director for an Outside Company

Any employee wishing to serve as director for an outside company (public or private) must first consult with the CCO so that a determination can be made with respect to any potential conflict of interest that may arise and whether or not additional procedures or disclosure may be required. All requests should be documented on the Outside Business Activity Form (Exhibit F).

Outside Employment

Before accepting outside employment, which includes any business activity for which the employee receives compensation ('Outside Employment"), all employees must obtain prior approval from the CCO (refer to Exhibit F). In evaluating requests for Outside Employment, the CCO will consider the following, among other, factors:

•Whether the Outside Employment creates an actual or potential conflict of interest;

•Whether the purpose and duties of the Outside Employment is consistent with LakeWater's ;

•Whether there is a risk that the Firm will be seen as associated with the Outside Employment; and

•Whether the employee will be involved in the financial decisions of the outside employer and the resulting risks to LakeWater.

As indicated above, employees need to discuss these situations with the CCO so that a determination can be made with respect to any potential conflict of interest that may arise and whether or not additional procedures or disclosure may be required. Note: This also applies to any employees who accepts a position without compensation (those who work on a volunteer basis) given that the potential for a conflict may still exist, depending upon the nature of the situation.

Outside Business Interests

Any employee wishing to engage in business activities outside of LakeWater's business must first seek written approval from the CCO or his designee via the Outside Business Activity Form (Refer to Exhibit F) and, if requested, provide periodic reports to the CCO summarizing those outside business activities.

Political Contributions

In order to comply with Rule 206-4(5), the Pay to Play Rule, employees are prohibited from making contributions to elected officials who may have influence in awarding engagements for which LakeWater or any affiliate is or may be proposing. Specifically, employees should not engage in the following:

•Political contributions to elected officials (candidates or incumbents) of any state or local government (includes government agencies, public pension funds and other collective government funds)

•Participation in fundraising efforts on behalf of any such state or local official

•Payments to political parties of state or local government or PACs supporting such officials

If such a contribution were made, LakeWater would be prohibited from providing investment services to (or accepting fees from) the government entity for 2 years after the contribution (i.e., after contribution to state governor, LakeWater may not be able to provide services to that state's pension plan).

Employees must obtain permission in advance from the CCO before making any political contributions to ensure compliance with this policy. In most cases permission will not be granted. However, the rule does outline certain de minimus amounts. When these conditions are met, employees will typically receive permission for the contribution. The detailed procedures are outlined in the LakeWater Compliance Policies and Procedures Manual.

Social Media

Social media is defined as web applications that facilitate information sharing and collaboration including web-based communities, social-networking sites, video-sharing sites, wikis, blogs and micro blogs, mash-ups, among others. Some examples of social media sites include, but are not limited to, the following: Facebook, Twitter, LinkedIn, FAtoday, YouTube, Flickr, MySpace, Digg, Reddit, RSS, etc.

LakeWater has adopted a social media policy with respect to business and personal use. The policy is outlined in detail in the Compliance Manual.

9. Personal Trading
General Policy

All employees may maintain personal securities accounts provided any personal investing by an employee in any accounts in which the employee has a beneficial interest, including any accounts for any immediate family or household members, is consistent with LakeWater's fiduciary duty to its clients and all applicable regulatory requirements. In addition, each account must be managed in accordance with the personal trading and reporting guidelines as outlined below.

Trading—Not Permissible

In order to avoid a potential conflict with client accounts, employees are not permitted to trade in the same name of an issuer LakeWater holds in any of its portfolios. The Firm maintains a Restricted List of names held in client accounts, along with names being considered for client accounts. Prior to placing any trades in their personal accounts, employees are required to check the Restricted List to confirm the name is not a restricted issuer. The Restricted List is updated daily and is accessible on the server (S Drive/Restricted List).

Note: There may be instances in which an employee already has a position in an issuer that is included on the Firm's Restricted List. Employees that wish to close out of these positions must first seek pre-approval in accordance with the pre-clearance procedures outlined below.

Exception: Employees are permitted to trade in an index, Index ETFs and ETNs that are on the Restricted List provided they follow the pre-clearance procedures outlined below.

Pre-clearance of Transactions

In accordance with Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940, Access Persons must obtain prior approval for any investment in an initial public offering (IPO) or Limited Offering. IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act. Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

LakeWater also requires that employees obtain pre-approval for the following:

•Any investments in a fund in which LakeWater acts as sub-adviser.

•Any transactions in an index, index ETFs and ETNs on the Restricted List.

•Any closing trades of existing positions in employee accounts that are on the Restricted List

Any employee wishing to transact in a security that requires pre-approval as outlined above must send an email to the CCO AND a Managing Partner with all necessary transaction details. Generally, approval or denial will be communicated back to the employee via email unless circumstances prevent otherwise. The approval of a request is good for 2 business days unless otherwise communicated to the employee.

10. Reporting Requirements

These reporting requirements apply to all Reportable Accounts.

Initial Holdings Reports

All employees must provide the CCO with an Initial Holdings Report within 10 days of becoming an Access Person. The report must include a list of all reportable accounts and the holdings of all reportable securities. The information must be current as of a date no more than 45 days prior to the date of becoming an Access Person.

NOTE: Any new reportable brokerage accounts opened subsequent to becoming an Access Person must be promptly disclosed to the CCO. For accounts established for the direct or indirect benefit of the Access Person, reporting must include the name of the broker or bank with whom the Access Person established the account and the date the account was established.

See Exhibit B for the Initial Holdings Report.

Annual Holdings Reports

All employees must submit an Annual Holdings Report by January 30. The report must include a list of all reportable accounts and the holdings of all reportable securities as of December 31.

See Exhibit C for the Annual Holdings Report.

NOTE: Holdings reports should at a minimum include the title, number of shares and principal amount of each Covered Security and the name of broker, dealer or bank with whom the Access Person maintains an account in which Covered Securities are held.

Quarterly Reporting

All employees must complete a quarterly reporting form within 30 days of quarter end or must have duplicate account statements sent directly to the CCO or his designee (for those accounts that include transactions subject to reporting requirements as outlined in Section 9) if applicable.

Note: Broker statements are not required for those accounts in which you (or an immediate family member) only hold securities that are not-reportable (e.g. open end mutual funds).

NOTE: Transaction reports should at a minimum include the date of the transaction, title, number of shares and principal amount of each Covered Security, the nature of the transaction and price at which it was effective and the name of broker, dealer or bank with whom the Access Person maintains an account in which Covered Securities are held.

See Exhibit D for the Quarterly Reporting Form.

11. Review of Reportable Personal Security Transactions

Upon receipt of statements for reportable accounts, the CCO will review the transaction activity to confirm there were no violations of the Code or evidence of improper trading activities or conflicts of interest by the employee. Broker statements are maintained by the CCO in accordance with the records retention provisions of Rule 204-2(e) of the Advisers Act.

12. Failure to Comply with the Provisions of the Code - Sanctions

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with LakeWater. Employees are urged to seek the advice of the CCO for any questions as to the application of this Code to their individual circumstances.

Violations of the Code may result in disciplinary action. The disciplinary action may be whatever Management deems appropriate given the situation, and may include a written warning, fines,

disgorgement of profits and/or losses avoided, suspension, demotion, or termination of employment. Violations may also be referred to civil or criminal authorities where appropriate.

13. Administration and Enforcement of the Code
Administration of the Code

The CCO will administer the Code and use reasonable diligence and institute procedures reasonably necessary to review reports submitted by employees and to prevent Code violations. Among other things, the CCO is responsible for the identification of Access Persons and notifying them or their reporting obligations. The CCO, or his designee, is also responsible for reviewing reports against preclearance requests, transaction confirmations and/or account statements on a quarterly basis, and look for any violations of the Code or indications of insider trading.

Recordkeeping Policy

Records must be maintained for a minimum of two years in LakeWater's main office and three additional years in an easily accessible place, for a total of five years.

The following records shall be maintained for the required document retention period:

•A copy of each Code that has been in effect at any time during the last five years.

•A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred.

•A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was a supervised person. (These records must be kept for five years after the individual ceases to be a supervised person of the Firm.)

•Holdings and transaction reports made pursuant to the Code, including any brokerage account statements.

•A list of the names of persons who currently, or within the past five years, were access persons.

•A record of any decision and supporting reasons for approving the acquisition of securities by access persons in IPOs and limited offerings for at least five years after the end of the fiscal year in which approval was granted.

•A record of any decisions and supporting reasons that grant access persons a waiver from or exception to the Code. Maintain for five years.

•Copies of all reports regarding the annual review of the Code and a listing of any material violations. Maintain for five years.

•A record of persons responsible for reviewing the access persons reports currently and during the previous five years.

Training and Education

LakeWater has designated the CCO of the Firm as the individual responsible for training and educating supervised persons regarding the Code. Training will occur periodically and all employees are required to attend any training and/or read all applicable materials.

Annual Review

On an annual basis, the CCO will review the provisions of this Code to determine whether revisions are required so as to comply with the provisions of the Advisers Act, the Investment Company Act and SEC interpretations thereof with respect to personal securities trading by Access Persons. Results of the review will be documented as part of the Annual Review of the Firm's Compliance Program. Upon request, LakeWater shall prepare a written report relating to this Code for the

Absolute Funds' Board. Such annual report shall:

•Certify that procedures have been adopted to reasonably prevent Access Persons from violating this Code.

•Describe any issues arising under this Code or procedures since the last report to the Board including, but not limited to, information about material violations of this Code or procedures and sanctions imposed in response to the material violations.

•Identify any recommended changes in the existing restrictions or procedures based upon evolving industry practices or developments in applicable laws or regulations.

New Employee Acknowledgement

New employees must acknowledge they have read and understand and they must agree to comply with this Code of Ethics and Personal Trading Policy. Refer to Exhibit E.

Annual Employee and Amendment Acknowledgements

All employees are required to acknowledge annually that they have read, understand and agree to comply with the Code, in connection with the Firm's annual policy acknowledgement process. Amendments will be distributed via e-mail and again, an acknowledgement must be completed and returned to the CCO. Refer to Exhibit E.

Form ADV Disclosure

A description of our Code will be provided in the Firm's Form ADV, Part II, Schedule F. If requested, a copy of the complete Code will be provided to any current or prospective client or Limited Partner that makes a request. The Firm's Form ADV will be updated if necessary to reflect amendments to the Code.

Further Information

For further information regarding the Code of Ethics and Personal Trading Policy please contact the CCO or his designee.

Matthew S. Hardin (CCO)
724-816-2755
mhardin@hardincompliance.com

Jill M. Grenda (CCO's Designee)
724-935-6786
jgrenda@hardincompliance.com

Exhibit A

LakeWater Capital LLC

List of Reportable Funds

Absolute Opportunities Fund
Absolute Strategies Fund

Exhibit B

LakeWater Capital LLC

Initial Portfolio Holdings Report

Name: _________________________________

Signature: _________________________________ DATE: ___________________

Required Portfolio Holdings to Report

I am required to report holdings of all reportable securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in the Code of Ethics & Personal Trading Policy.

Transactions Not Required to be Reported

I am not required to report holdings in the following securities: registered open-ended investment companies, securities issued by the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, money market mutual funds and other money market instruments.

PORTFOLIO HOLDINGS INFORMATION

With respect to my personal accounts:

[ ] I have no brokerage accounts.

[ ] I confirm that I have the following non-discretionary accounts. See attached account statements, dated within 45 days of this report, for a list of all securities.

Broker: ______________________________ Account Number: __________________

Broker: ______________________________ Account Number: __________________

Broker: ______________________________ Account Number: __________________

I confirm that I have the following discretionary accounts (controlled by a broker):

Broker: ______________________________ Account Number: __________________

Broker: ______________________________ Account Number: __________________

Broker: ______________________________ Account Number: __________________

[ ] Other Investments (limited partnerships, private placements, etc.):

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Exhibit C

LakeWater Capital LLC

Annual Portfolio Holdings Report

Name: _________________________________

Signature: _________________________________ DATE: ___________________

Required Portfolio Holdings to Report

I am required to report holdings of all reportable securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in LakeWater's Code of Ethics & Personal Trading Policy Section 4.

Transactions Not Required to be Reported

I am not required to report holdings in the following securities: registered open-ended investment companies, securities issued by the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, money market mutual funds and other money market instruments.

PORTFOLIO HOLDINGS INFORMATION

With respect to my personal accounts:

[ ] I have no brokerage accounts or other investments.

[ ] As of December 31, I have the following non-discretionary accounts for which monthly account statements have been provided.

Broker: ______________________________ Account Number: __________________

Broker: ______________________________ Account Number: __________________

Broker: ______________________________ Account Number: __________________

[ ] As of December 31, I have the following discretionary accounts (controlled by a broker):

Broker: ______________________________ Account Number: __________________

Broker: ______________________________ Account Number: __________________

[ ] As of December 31, I have other Investments as follows (e.g. limited partnerships, private placements):

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Exhibit D

LakeWater Capital LLC

TRANSACTION REPORTING FORM

For the Quarter Ended _______________

Name: _________________________________

Signature: _________________________________ DATE: ___________________

Employees must report any transactions in Private Placements or Limited Offerings entered into during the quarter for which monthly statements are not received.

This form is to be completed and returned to the CCO by the 30th calendar day following quarter-end.

[ ] I entered into the following transactions during the quarter that were not reported on duplicate brokerage statements (e.g. Limited Partnerships, private placements, etc.):

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

[ ] I opened the following brokerage accounts during the quarter and have directed the broker to send duplicate accounts statements (if non-discretionary):

Broker: ______________________________ Account Number: __________________

Broker: ______________________________ Account Number: __________________

Broker: ______________________________ Account Number: __________________

Exhibit E

Receipt of the Code of Ethics and Personal Trading Policy

This form must be signed and returned to the Chief Compliance Officer within 10 days.

This is to acknowledge my receipt of the Code of Ethics & Personal Trading Policy for LakeWater Capital LLC dated ________________. I have had the opportunity to read the procedures and have had all my questions relating to these answered by the Chief Compliance Officer.

I also acknowledge my understanding of these procedures and that I will take all necessary steps to implement them into my daily activities immediately. I understand the severity of the requirements and also understand that failure to follow these will result in disciplinary sanctions being taken against me, up to and including termination.

I have disclosed any possible conflicts of interest that I am aware of to the Chief Compliance Officer and will provide the required reports as required.

Name

Signature	Date

Please check one:

[ ] Amendment to the Code of Ethics & Personal Trading Policy dated ____________

[ ] New Employee with a start date of: ____________________

[ ] Annual Acknowledgement

EXHIBIT F

OUTSIDE BUSINESS ACTIVITY FORM

LakeWater Capital LLC

Date: ________________________

To: Chief Compliance Officer

Subject: Employee outside employment/business activity

_____________________________________________________________________________________________

This form must be completed and APPROVED prior to the employee engaging in any outside employment/business activity.

Details regarding my request for outside employment/business activity are as follows:

1. Name of business: ____________________________________________________________________________

2. Nature of business: ___________________________________________________________________________

3. Duties in connection with the business: ___________________________________________________________

4. Number of hours spent in connection with the business (per week, month quarter, etc.): _____________________

5. Will you have any position as a company office/director? Yes [ ] No [ ]

6. Compensation to be received: ______________________

7. Any other information that would be helpful in determining whether this employment is proper:

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Employee	Chief Compliance Officer
Name: _________________________________ (Please print)	Matthew S. Hardin
Position: _______________________________	Signature: ______________________________
Signature: ______________________________	Request is: Approved [ ] Denied [ ]
Reason for Denial:

A copy should be retained by the employee. The original should be retained by the CCO.

Exhibit G

Insider Trading Policy and Procedures

All members, officers and employees of the Adviser are prohibited from trading, either personally or on behalf of others, including LakeWater Clients, on the basis of material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy extends to activities within and outside your duties at LakeWater.

You must read and retain this policy. Your questions regarding this policy should be referred to the Chief Compliance Officer. You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of this policy has occurred or is about to occur. The term "insider trading" generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communication of material nonpublic information to others. The law concerning insider trading is generally understood to prohibit:

•Trading by an insider, while in possession of material nonpublic information, or

•Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

•Communicating material nonpublic information to others.

Who is an Insider?

The concept of "insider" is broad, and includes a company's officers, directors, trustees and employees. A person can be a "temporary insider" if he enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. Additionally, LakeWater may become a temporary insider of a company they advise or for which they perform other services. To be an insider, the company must expect the outsider to keep the disclosed nonpublic information confidential and the company's relationship with an insider must at least imply such a duty.

What is Material Information?

Trading on inside information is not a basis for liability unless the information is material. "Material Information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Information that officers, directors, trustees and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material Information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly,

prepublication information regarding reports in the financial press also may be deemed material. Moreover, advance reports of securities to be bought or sold by a large, influential institutional investor, such as the Trust, may be deemed material to an investment in those portfolio securities.

Advance knowledge of important proposed government regulation, for example, could also be deemed material information regarding companies in regulated industries.

What is Nonpublic Information?

Information is nonpublic until it has been broadly distributed to the public market place. For example, information is public after it has become available to the general public through a public filing with the Securities and Exchange Commission or some other governmental agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been widely distributed.

Penalties for Insider Trading

Civil and criminal penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.

Penalties include:

•Civil injunctions

•Treble damages

•Disgorgement of profits

•Jail sentences

•Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

•Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, violations of this policy can be expected to result in serious sanctions by LakeWater, including dismissal of personnel.

Identifying Inside Information

Before any person covered by this policy executes any trade for himself or on the behalf of others, including the Trust, in the securities of a company about which the employee may have potential inside information, the following questions should be considered:

•Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

•Is the information nonpublic? How was the information obtained? To whom has this information been provided? Has the information been disseminated broadly to investors in the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation? Is it on file with the Securities and Exchange Commission?

If, after consideration of the above, it is found that the information is material and nonpublic, or if the person has questions as to whether the information is material and nonpublic, the person should take the following steps before any trade is executed:

•Report the matter immediately to the Chief Compliance Officer;

•The securities should not be purchased or sold by the person or on behalf of others, including a Client;

•The information should not be communicated inside or outside LakeWater, other than to the Chief Compliance Officer; and

•After the issue has been reviewed, the Chief Compliance Officer will instruct the person as to whether to continue the prohibitions against trading and communication, or allowing the trade and communication of the information.

Contacts with Public Companies

Contacts with public companies represent an important part of our research efforts. The Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly-available information. While you must be especially alert to sensitive information, you may consider information received directly from a company representative to be public information unless you know or have reason to believe that such information is not generally available to the investing public. In addition, information you receive from company representatives during a conference call that is open to the investment community is public. The disclosure of this type of information is covered by SEC Regulation FD.

Difficult legal issues arise, however, when, in the course of contacts with public companies, an Employee or other person subject to this Code becomes aware of material, non-public information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to a portfolio manager, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect yourself, your investors and the Company, you should contact the CCO immediately if you believe that you may have received material, non-public information.

Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the Securities and Exchange Commission has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Persons subject to this policy should exercise particular caution any time they become aware of nonpublic information relating to tender offers.

Safeguards to Confidentiality

All associated persons should take the following steps to safeguard the confidentiality of inside information:

(a) Do not discuss confidential information in public places such as elevators, hallways, restrooms or at social gatherings;

(b) To the extent practicable, limit access to the Company's offices where confidential information could be observed or overheard to Company associated persons with a business need for being in the area;

(c) Avoid using speakerphones in areas where unauthorized persons may over hear conversations;

(d) Where appropriate, maintain the confidentiality of investor identities by using code names or numbers for confidential projects;

(e) Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use;

(f) Destroy copies of confidential documents no longer needed for a project or not otherwise required to be maintained under federal securities laws; and

(g) Associated persons engaging in meetings with corporate officers of companies for the purpose of gathering information for research reports or follow up meetings with companies shall maintain written notes of said meetings including but not limited to: (i) the names of Company representatives and of corporate officers of the subject company in attendance; (ii) the time, date and location of the meeting; (iii) the purpose of the meeting; (iv) notes of conversation between the corporate officers and Company representatives in attendance; (v) copies of any handouts or other written materials given to Company representatives in attendance.

(h) With regards to portfolio holdings of clients that are registered investment companies, employees are prohibited from:

(i) Disclosing the fund's portfolio holdings to any broker/dealer or other entity for the purpose of marketing and distribution of the fund's shares;

(ii) Disclosing the fund's portfolio holdings to any investor in the mutual fund;

(iii) Disclosing the fund's portfolio holdings to any potential investor of the mutual fund.

This restriction shall not prevent employees from disclosing all or some of the portfolio holdings to brokers for purposes of trading and portfolio management by the adviser or to other entities on a need-to-know basis (including, but not limited to prime brokers, fund custodians, fund administrators, advisers, attorneys, auditors and regulators).

The CCO has overall responsibility for developing and maintaining policies and procedures for handling inside and proprietary information and the CCO shall be responsible for the implementation of these policies and procedures.

Exhibit H

LakeWater Capital LLC

Conflicts of Interest Questionnaire
_____________________________________________________________________________________________

Section A-1 OFFICER, DIRECTOR AND SIMILAR POSITIONS
Do you serve as an officer, director or in a similar capacity in any business, organization or entity?

______ Yes ______ No

If yes, please complete the following section. If no, please proceed to Section A-2.

Name of organization or entity:
Position Held:
Activity or business of organization or entity:
Employee role & any financial interest of employee in the organization or entity:
Is this a not-for-profit charitable organization?
To the best of your knowledge:
Does any material adverse information exist concerning this organization or entity? ______ Yes ______ No
Does any conflict of interest exist, or circumstances that could reasonably be expected to create a conflict of interest between LakeWater and this organization/entity? ______ Yes ______ No
Does this organization or entity have a business relationship with any LakeWater entity? ______ Yes ______ No
If you answered yes to any of these questions, please attach a full explanation at the end.

Section A-2 OUTSIDE BUSINESS ACTIVITIES / FIDUCIARY POSITIONS

Are you involved in any outside business activities for which you receive compensation, either directly or indirectly?

______ Yes ______ No

Do you serve in any fiduciary positions (e.g. executorship, trusteeship, attorney-in-fact) outside of your employment at LakeWater, other than on behalf of family members?

______ Yes ______ No

If yes, please complete the remainder of this section. If no, please proceed to Section B.

Name of person or organization/entity employee will be acting for:
Employee's fiduciary capacity (if applicable):
Annual compensation for serving:
Note: If you have discretion over securities or other investment accounts in your fiduciary position, regardless of whether you are serving in such position on behalf of family members, such accounts are likely Reportable Accounts which require disclosure under LakeWater's personal trading policy.

Section B CREDITOR OR STOCKHOLDER COMMITTEES / PROXY CONTESTS

Do you serve on, or have you been involved in the formation of, any creditors or stockholders committees, or are you actively involved in a proxy contest?

______ Yes ______ No

If yes, please complete remainder of Section B. If no, please proceed to Section C.

Type of Committee (if applicable):
Target organization or entity:
Activity or business of organization or entity:
Employee role and any financial interest Of employee in the organization or entity:
To the best of your knowledge:
Does any conflict of interest exist, or circumstances that could reasonably be expected to creat a conflict of interest between any LakeWater entity and this organization/entity?
______ Yes ______ No
Does this organization or entity have a business relationship with any LakeWater entity:
______ Yes ______ No
If you answered yes to any of these questions, please attach a full explanation at the end.

Section C FINANCIAL AND OTHER INTERESTS

Do you own any financial interest (e.g. common stock or other equity interest including a general or limited partnership interest) in any enterprise, including vendors and suppliers of LakeWater, which, to your knowledge, either competes with LakeWater or has a business relationship with LakeWater?

______ Yes ______ No

If yes, please complete remainder of Section C. If no, please proceed to Section D.

Name of organization or entity:
Type and size of interest:
Activity or business of organization or entity:
To the best of your knowledge:
Does any material adverse information exist concerning this organization or entity? ______ Yes ______ No
Does any conflict of interest exist, or circumstances that could reasonably be expected to create a conflict of interest, between any LakeWater entity and this organization/entity?
______ Yes ______ No
Does this organization or entity have a business relationship with any LakeWater entity? ______ Yes ______ No
If you answered yes to any of these questions, please attach a full explanation at the end.

Section D AFFILIATIONS

Are any of your relatives employed or affiliated with a securities related firm (e.g. hedge fund, investment adviser, broker-dealer, etc.)?

______ Yes ______ No

If yes, please complete the remainder of Section D. If no, please proceed to Section E.

Name and nature of relationship:
Name of firm:
Position held:

Section E ARBITRATION / LITIGATION

Are you involved in, or have you been involved with any litigation, arbitration or administrative investigation or proceeding?

______ Yes ______ No

If yes, please complete the remainder of Section E. If no, please proceed to Section F.

Employee Role: ______ Plaintiff ______ Defendant ______ Witness
Title of Action:
Description and status of action:
To the best of your knowledge:
Is any LakeWater entity involved in or affected by this action? ______ Yes ______ No
Is any LakeWater client, counterparty or vendor involved in or affected by this action? ______ Yes ______ No

Section F GIFTS / ENTERTAINMENT

Have you given or received any gifts/entertainment with a value greater than $250 to/from a client, investor, vendor, broker-dealer or other service provider within the last year that was not previously reported to the Compliance Officer?

______ Yes ______ No

If yes, please complete remainder of Section F. If no, please proceed to Section G.

Name of Employee:
Name of Person/Firm provided to/received from:
Description of Gift/Entertainment:
Approximate Value:

Section G POLITICAL CONTRIBUTIONS
New Employees: All new employees are required to disclose all applicable Political Contributions for the past two years, from the date this form is completed.
What must be reported:

(1) Any Contribution to a state or local official or candidate's campaign, or to any state or local political party committee, political committee (e.g., a PAC) or any other political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. This includes contributions to a federal candidate who is a state or local official at the time of the contribution (e.g., a Governor running for U.S. Senate).

(2) Any PAC that you control and Contributions to persons or entities described in (1) that were made by such PAC.

Do not report under (1) or (2): Contributions to candidates for federal office who are not state or local officials at the time of the contribution; and

Note: Upon commencement of employment with LakeWater, all future contributions, in any amount must be pre-cleared by the Compliance Officer. Please review Firm's policy and procedures regarding Political Contributions in the Compliance Policies and Procedures Manual for specific details.

New Employees: Have you made any political contributions within the past 2 years?

______ Yes ______ No

If yes, please complete remainder of Section G. If no, please proceed to Section H.

Existing Employees: Have you made any political contributions within the past year that were not pre-approved and/or reported to the Compliance Officer?

______ Yes ______ No

If yes, please complete remainder of Section G. If no, please proceed to Section H.

Political Contributions Disclosure Form - include Contributions made to state or local officials or candidates, or state/local political parties or Political Action Committees ("PACs") for the previous two years from today's date of: ____/ ____/ ____. (Enter Today's Date)

Contributions to Officials, Political Candidates, or to PACs or state/local Political Parties that were earmarked for a specific official or candidate
Recipient of the Contribution (candidate, officeholder)	Amount (and form if other than cash or check)	Date of Contribution	Political Office Held by Candidate at Time of Contribution(if any)	Office (mayor, governor, etc.) for which Candidate Was Running	Political Subdivision (city, county, state, federal)	Type of election (primary, general, runoff)

Contributions to State / Local Political Parties or PACs
Name of Recipient Political Party or Political Action Committee					Amount (and form if other than cash or check)	Date of Contribution

Name of any PAC that you control, and Contributions made by the PAC to Officials, Political Candidates, Political Parties or PACs
Name of the PAC you control and the Recipient official, candidate, political party or PAC	Amount(and form if other than cash or check)	Date of Contribution

Section H. SOCIAL MEDIA / INVESTMENT CLUBS
Do you participate in any investment clubs?

______ Yes ______ No

Are you a member of any social networking sites and/or do you contribute to any investment related blogs?

______ Yes ______ No

If yes to either of the above questions, please complete remainder of Section H. If no, please proceed to Section I.

Describe the details of the investment club, including frequency of meetings, type of information discussed and whether or not the club engages in any trading activities:
List the name of all social networking sites in which you are a member:
List the names of any investment blogs and describe the content of information contributed, if applicable:

Section I. DISCIPLINARY HISTORY
Have you ever been convicted of, or plead guilty or nolo contender ("no contest") to:

• A felony or misdemeanor involving:

o Investment or an investment related business

o Fraud, false statements or omissions

o Wrongful taking of property

o Bribery, forgery, counterfeiting or extortion

______ Yes ______ No

• Any other felony?

______ Yes ______ No

Has any court or other judiciary body:

• Ever enjoined you in connection with any investment related activity?

______ Yes ______ No

• Ever found that you were involved in a violation of investment-related statutes or regulations?

______ Yes ______ No

• Ever found you liable in any proceeding involving an investment-related business or activity, fraud, false statements or omissions, embezzlement, theft, bribery, forgery, counterfeiting, extortion, or other dishonest or unethical practices?

______ Yes ______ No

• Ever dismissed, pursuant to a settlement agreement, any investment-related civil action brought against you by a state or foreign regulatory authority?

______ Yes ______ No

Has the Securities and Exchange Commission, the Commodity Futures Trading Commission, or any self-regulatory organization or commodities exchange ever:

• Found you to have made a false statement or omission?

______ Yes ______ No

• Found you to have been involved in a violation of its regulations or statutes?

______ Yes ______ No

• Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

______ Yes ______ No

• Imposed a civil monetary penalty on you, ordered you to cease and desist from any activity or otherwise disciplined you?

______ Yes ______ No

Has any other federal regulatory agency, any state regulatory agency or any foreign financial regulatory authority:

• Ever found you to have made a false statement or omission or been dishonest or unethical?

______ Yes ______ No

• Ever found you to have been involved in a violation of investment-related regulations or statutes?

______ Yes ______ No

• Ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

______ Yes ______ No

• Ever entered an order against you in connection with an investment-related activity?

______ Yes ______ No

• Ever denied, suspended or revoked your professional registration or license, prevented you from associating with an investment-related business or otherwise disciplined you by restricting your activities?

______ Yes ______ No

Has any foreign government, court, regulatory agency, or exchange ever entered an order against you related to investments or fraud?

______ Yes ______ No

_____________________________________________________________________________________________

Have you had a license or authorization to act as attorney, accountant or federal contractor revoked or suspended?

______ Yes ______ No

_____________________________________________________________________________________________

Have you ever been an advisory affiliate of a securities firm that has been declared bankrupt, had a trustee appointed under the Securities Investor Protection Act, or had a direct payment procedure begun?

______ Yes ______ No

_____________________________________________________________________________________________

Have you ever served as an officer or director of a company that, during such service, has become insolvent, filed a bankruptcy petition or been declared bankrupt?

______ Yes ______ No

_____________________________________________________________________________________________

Section J. MISCELLANEOUS

Do you have any other interest or association, or are you aware of any other circumstance involving you or a family member living in your household, which could reasonably be expected to present a conflict of interest or harm the reputation of LakeWater?

______ Yes ______ No

If yes, please attach a complete explanation.

EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Firm to obtain the approval of the Compliance Officer prior to engaging in certain outside activities, investment and transactions, as more fully described in the Compliance Manual, and to advise the Firm if I become, or believe I may become, a participant in any litigation or arbitration. I also agree to advise the Compliance Officer promptly if information herein changes or becomes inaccurate.

________________________________________ Employee Name

________________________________________ Employee Signature	________________________________________ Date